Exhibit 10.10

AMENDMENT
TO THE
CHAMPION ENTERPRISES, INC.
DEFERRED COMPENSATION PLAN

     Pursuant to Section 7.1 of the Champion Enterprises, Inc. Deferred Compensation Plan (“Plan”), and in accordance with the authority granted by the Deferred Compensation Committee, Champion Enterprises, Inc. hereby adopts this Amendment to the Plan.

1.	Article IV, Section 4.6ii of the Plan is amended in its entirety to read as follows:

(ii)	The Deferred Compensation Committee shall provide each Participant with a list of available hypothetical investments which may be designated by such Participant (as provided below) for purposes of determining the adjustments to such Participant’s Account Balance. Earnings on a Participant’s Account Balance shall be determined based on the investment return (gain or loss) received on the deemed hypothetical investment of each separate account. These funds include:

Fidelity Retirement Money Market Fund
PIMCO Total Return Fund — Administrative Class
Fidelity Contrafund
Fidelity Low-Priced Stock Fund
Fidelity Small Cap Retirement Fund
Fidelity Capital Appreciation Fund
Fidelity Diversified International Fund
Fidelity Equity-Income Fund

2.	This Amendment is effective May 14, 2004.

IN WITNESS WHEREOF, Champion Enterprises, Inc. has caused this Amendment to be executed as of March 26, 2004.

CHAMPION ENTERPRISES, INC.
By:	/s/ HUGH BESWICK
Hugh Beswick
Its:	Vice President, Human Resources

ATTEST:
/s/ SUSAN L. RUTKOWSKI
Susan L. Rutkowski